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                                 BROADWING INC.


                                 PENSION PROGRAM


                (AS AMENDED AND RESTATED EFFECTIVE JULY 24, 2000)

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                                 BROADWING INC.

                                 PENSION PROGRAM

                                TABLE OF CONTENTS


Statement of Purpose........................................................1

Definitions; Gender and Number..............................................1

Administration..............................................................2

Benefits....................................................................3

Death Benefits..............................................................5

General Provisions..........................................................5

Plan Modification...........................................................9

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                                 BROADWING INC.

                                 PENSION PROGRAM

                (AS AMENDED AND RESTATED EFFECTIVE JULY 24, 2000)

1.       Statement of Purpose.

         The purpose of the Broadwing Inc. Pension Program is to provide supplementary pension benefits and death benefits for Senior Managers of Broadwing Inc. and its subsidiaries. The Plan is intended to amend and supersede the plan that was named the Cincinnati Bell Inc. Pension Program and all predecessor versions of such plan (the "Prior Plan") effective as of July 24, 2000. For all purposes hereof, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect prior to July 24, 2000.

2.       Definitions; Gender and Number.

         2.1 For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                  2.1.1 "Board of Directors" means the Board of Directors of the Company.

                  2.1.2 "Class 1 Senior Manager" means a Senior Manager who was first designated as a Senior Manager eligible to participate in the Plan prior to March 3, 1997 and who is an active Employee of a Participating Company on March 3, 1997.

                  2.1.3 "Class 2 Senior Manager" means a Senior Manager who was first designated as a Senior Manager eligible to participate in the Plan on or after March 3, 1997.

                  2.1.4 "Committee" means the Compensation Committee of the Board of Directors.

                  2.1.5 "Company" means Broadwing Inc. (or, for any period prior to April 20, 2000, Cincinnati Bell Inc.).

                  2.1.6 "Designated Beneficiary" mean the person or entity designated by a Senior Manager, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Senior
Manager's death. If a Senior Manager fails to designate a beneficiary or if, for any reason, such designation is not effective, his "Designated Beneficiary" shall be his surviving spouse, or, if none, his estate.

                  2.1.7 "Employee" means any person who is employed as a common law employee of a Participating Company.

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                  2.1.8 "Participating Company" means the Company and each
direct and indirect subsidiary of the Company.

                  2.1.9 "Pension Plan" means the Broadwing Pension Plan (which prior to January 1, 2000 was named the Cincinnati Bell Management Pension Plan).

                  2.1.10 "Plan" means this Broadwing Inc. Pension Program.

                  2.1.11 "Senior Manager" means an Employee whose participation in the Plan has been approved by the Board of Directors or the Committee.

                  2.1.12 "Years of Service" means a Senior Manager's full years of service as an Employee, computed on the basis that 12 full months of service
(whether or not consecutive) constitutes one full year of service.

         2.2 For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form and words used in the plural form shall include the singular form.

         3. Administration.

         3.1 The Company shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in the Employee Retirement Income Security Act of 1974.

         3.2 The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer the Plan, except for powers herein granted or provided to be granted to others.

                  3.2.1 The Committee may adopt such rules and regulations and may employ such persons as it deems appropriate for the proper administration of the Plan.

                  3.2.2 The Committee shall grant or deny claims for benefits under the Plan, and authorize disbursements according to this Plan. Notice shall be provided in writing to any participant or beneficiary whose claim has been denied, setting forth the specific reasons for such denial. In the event that a claim for benefits has been denied, the Committee shall afford the claimant a full and fair review of the decision denying the claim.

                  3.2.3 The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan.

                  3.2.4 The expenses of the Committee in administering the Plan shall be borne by the Participating Companies.


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                  3.2.5 The Board of Directors and the Committee may designate in writing other persons to carry out their responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.

4.       Benefits

         4.1 If a Class 1 Senior Manager ceases to be an Employee for any reason
(other than his death), he shall be entitled to receive the same monthly benefit, and in the same form, which he would have been entitled to receive if the provisions of the Plan in effect on March 2, 1997 continued in effect unamended after that date.

         4.2 If a Class 2 Senior Manager who has attained age 55 and completed at least 10 Years of Service ceases to be an Employee for any reason (other than his death), he shall be entitled to receive a monthly benefit, commencing on the day next following the date he ceases to be an Employee and payable for his life, equal to the result obtained (not less than zero) by subtracting (a) the sum of his Pension Benefit and Social Security Benefit from (b) 50% of his Average Monthly Compensation; provided, however, that if the number of the Senior Manager's years of age and Years of Service total less than 75, the amount of his monthly benefit shall be reduced by 2.5% for each year by which the number of his years of age and Years of Service total less than 75.

                  4.2.1 For purposes of this Section 4.2, a Senior Manager's
"Average Monthly Compensation" shall be the average obtained by dividing (a) his base salary and annual bonuses from the Participating Companies earned for the 36-month period during the 60-month period ending on the date he ceases to be an Employee which produces the highest dollar result by (b) 36. Any annual bonus shall be deemed to have been earned on the last day of the performance period to which it relates. A Senior Manager's base salary and annual bonuses shall include base salary and annual bonus amounts deferred by the Senior Manager pursuant to any deferred compensation plan or agreement, 401(k) plan or cafeteria plan, as well as base salary and bonus amounts paid in the form of securities or other property which are not immediately taxable to the Senior
Manager.

                  4.2.2 For purposes of this Section 4.2, "Pension Benefit" means the benefit (if any) which the Senior Manager is entitled to receive under the Pension Plan, expressed as a monthly benefit commencing on the day following the date on which he ceases to be an Employee and payable for his life. If a Senior Manager has received or is entitled to receive a benefit from a Participating Company which, in the opinion of the Committee, is intended to supplement or be in lieu of a benefit under the Pension Plan, the value of such other benefit shall be deemed to be a benefit under the Pension Plan.

                  4.2.3 For purposes of this Section 4.2, "Social Security
Benefit" means: (a) in the case of a Senior Manager who has attained his social security retirement age on the date he ceases to be an Employee, the unreduced primary monthly benefit to which he would be entitled on such date, on proper application, under the Federal Social Security Act in effect on such date; and
(b) in the case of a Senior Manager who has not attained his social security retirement age on


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the date he ceases to be an Employee, a monthly benefit commencing on the day following the date he ceases to be an Employee and payable for his life which is actuarially equivalent to the unreduced primary monthly benefit to which he would be entitled upon attaining his social security retirement age, on proper application, under the Federal Social Security Act as in effect on the date he ceases to be an Employee, assuming that he did not receive any compensation after ceasing to be an Employee. For purpose of this
Section 4.2.3, "social security retirement age" means the age used as the Senior Manager's retirement age under section 216(1) of the Federal Social
Security Act. For purposes of this Section 4.2.3, the Social Security Benefit of a Senior Manager shall not be adjusted to reflect reductions because the Senior Manager disqualified himself by earnings or otherwise to receive the full amount of such benefit.

         4.3 If a Senior Manager who has completed five or more Years of Service dies while an active Employee, his Designated Beneficiary shall be entitled to receive a benefit payable in fifteen annual installments, commencing as of the day following the date of the Senior Manager's death, which shall be actuarially equivalent (as determined by the Committee) to the monthly benefit which would have been payable to the Senior Manager if he had retired on the day preceding the date of his death.

         4.4 The Committee, in its sole discretion, may elect to waive in whole or in part any service or age reduction or discount, or any minimum age or service requirement, otherwise applicable to the amount of a benefit payable to a Senior Manager under the Plan, on such terms and conditions as the Committee may prescribe.

         4.5 In the case of a Senior Manager who retires prior to attaining age
62, the Committee may, in its sole discretion, elect to provide the Senior
Manager with a monthly Social Security supplement from the date of his retirement through the date he attains age 62 (or, if earlier, to the date of his death) in the amount of the Senior Manager's unreduced monthly primary
Social Security benefit at age 62. This Social Security supplement shall be in addition to any other benefits provided under the Plan.

         4.6 In lieu of a monthly benefit payable for the life of the Senior
Manager, with the consent of the Committee, and subject to such rules as the Committee may prescribe, a Senior Manager may elect to have his benefit paid in one of the following forms: (a) fifteen equal annual installments; or (b) an annuity payable for the life of the Senior Manager and continuing to the Senior
Manager's contingent annuitant for his life at one-half of the rate payable during their joint lives. Any optional form of benefit hereunder shall be actuarially equivalent (as determined by the Committee) to the standard form of benefit otherwise payable to the Senior Manager. If a Senior Manager whose benefit is being paid in fifteen annual installments dies before receiving all of the installments, the remaining installments shall be paid, when due, to his Designated Beneficiary.

         4.7 The last Participating Company to employ a Senior Manager prior to his retirement or termination of employment shall be responsible for the full benefit, if any, payable to the Senior Manager or his beneficiary under the Plan.


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         4.8 Except as otherwise provided in this Section 4 and Section 5, if a
Senior Manager ceases to be an Employee for any reason, neither he nor any person claiming by or through him shall be entitled to receive any benefit under the Plan.

5.       Death Benefits.

         All Senior Managers whose base salaries and annual bonuses are set by the Board of Directors and who are participants in the Death Benefit Plan within the Pension Plan shall be participants in the Pension Program Death Benefit
Plan. The Pension Program Death Benefit Plan provides for accident, sickness and pensioner death benefits in addition to, and subject to the same terms and conditions and administered in the same manner as, the Death Benefit Plan within the Pension Plan, except that for an eligible Senior Manager who dies while an active Employee or who retires on or after March 3, 1997, one year's wages shall be the last annual bonus target set by the Board of Directors for the Senior
Manager.

6.       General Provisions.

         6.1 All benefits for which a Senior Manager would be otherwise eligible hereunder may be forfeited, in the sole and absolute discretion of the Committee, under the following circumstances;

                  (a) The Senior Manager is discharged by a Participating
Company for cause (as determined by the Board of Directors or the Committee in its sole and absolute discretion); or

                  (b) Determination by the Board of Directors or the Committee, in its sole and absolute discretion, that the Senior Manager engaged in misconduct in connection with his employment with a Participating Company; or

                  (c) The Senior Manager, without the express written consent of the Board of Directors or the Committee, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that, in the sole and absolute discretion of the Board of Directors or the Committee, is competitive with any Participating Company or with any business in which a Participating Company has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business).

         6.2 Assignment or alienation of pensions or other benefits under this Plan will not be permitted or recognized.

         6.3 In all questions relating to age and service for eligibility for any benefit hereunder, or relating to term of employment and rates of pay for determining benefits, the decision of the Committee, based upon this Plan and upon the records of the Participating Company last employing such individual and insofar as permitted by applicable law, shall be final.


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         6.4 All benefits payable pursuant to the Plan shall be paid from participating Company operating expenses, or through the purchase of insurance from an insurance company or otherwise, as the Board of Directors may determine.
If the Board of Directors elects to purchase insurance or other assets to provide benefits under the Plan, no Senior Manager, beneficiary or annuitant shall have any right or interest in such insurance or other assets.

         6.5 Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) on behalf of such employee or retiree.

         6.6 Should a claim other than under the Plan be presented or suit brought against any Participating Company for damages on account of death of a Senior Manager, nothing shall be payable under the Plan on account of such death except as provided in Section 6.8; provided, however, that the Committee may in its discretion and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued, and provided further that this provision shall not preclude the payment of death benefits under
Section 4.3.

         6.7 In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of a Senior Manager, and the amount paid to the beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the discretion of the Committee, be distributed to such beneficiaries.

         6.8 In case any benefit, which the Committee shall determine to be of the same general character as a payment provided by the Plan, shall be payable under any law now in force or hereafter enacted to any Senior Manager, to his beneficiaries or his annuitant under such law, the excess only, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any government benefit or pension payable on account of military service or any reason of any benefit which the recipient would be entitled to receive under the Social Security Act or Railroad
Retirement Act. In those cases where, because of differences in the beneficiaries, or differences in the time or methods of payment, or otherwise whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee has discretion to determine whether or not in fact any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.

         6.9 A Senior Manager who retired prior to March 3, 1997 shall continue to receive the same benefits and in the same form and amount, which he was entitled to receive under the provisions of the Plan in effect on March 2, 1997.

         6.10 In the event of a Change in Control, the provisions of this
Section 6.10 will supersede any conflicting provisions of the Plan.

                  6.10.1 In the event of a Change in Control, the full present value of all accrued benefits under the Plan, as determined in accordance with the provisions of the Plan and any trust


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between the Company and a trustee that is intended to apply to the Plan (the
Trust), shall be fully funded to the Trust in cash or other property acceptable to the trustee, within five business days of such Change in Control. The determination of the full present value of the accrued benefits under the Plan and the excess portion of the Pension Plan shall be made using the following assumptions: (i) the date of retirement for each Senior Manager shall be considered to be the later of the date on which such Senior Manager shall have attained age 55 and have completed at least 10 Years of Service or the date of the Change in Control, (ii) each Senior Manager who is married on the date of the Change in Control shall be assumed to select the joint and survivor benefit and (iii) the interest and mortality assumptions shall be the same as those used for funding the Pension Plan for the plan year in which the Change in Control occurs or, if such assumptions are not yet established, the assumptions used in the immediately preceding year. In addition, the following assumptions also apply to the determination of accrued benefits under the Plan: (i) for the purpose of the benefit formula under Section 4 of this Plan (or any equivalent successor provisions such Plan or any successor Plan) each pension eligible Senior Manager will be considered to have a term of employment equal to 30 years and an age at retirement equal to 60 years, and (ii) no Social Security Supplements shall be granted.

                  6.10.2 In the event that the Plan is terminated or partially terminated on or after a Change in Control and prior to the second anniversary of such Change in Control as defined hereinafter, each Senior Manager affected by such termination or partial determination may elect, within 90 days of the proposed distribution date (as defined below), to receive the full present value of the benefit accrued under this Plan and the benefit, referred to in Section
6.10.3, accrued under the Pension Plan to the date of the termination in a single lump sum payment. If the Senior Manager so elects in accordance with this
Section 6.10.2 to receive a lump sum, such lump sum shall be distributed to the Senior Manager or, in the event of the Senior Manager's death, the Senior
Manager's Designated Beneficiary in the amount which equals the present value of the benefit or benefits projected to be paid under the Plan to the Senior
Manager, actuarially determined using the assumptions used by the Plan's actuary for funding the Plan; provided, however, that such amount shall be further reduced by an amount equal to 10% prior to distribution of such lump sum. The proposed distribution date of the lump sum distribution shall be no later than one year following the date of the termination or partial termination of the Plan. Once such amount is paid, the obligation of the Plan to such Senior
Manager and/or his Designated Beneficiary shall be considered to be fully and irrevocably satisfied. No Senior Manager shall have any right under this Section
6.10.2 prior to the occurrence of a Change in Control.

                  6.10.3 The amount accrued under the Pension Plan and payable as a part of the actuarially determined lump sum distribution in accordance with
Section 6.10.2 shall equal the portion of the pension, determined as of the proposed distribution date, that is in excess of the permissible amount which may be distributed from the Pension Plan in accordance with Sections 401(a)(17) and 415 of the Internal Revenue Code and with respect to which payments are to be made in accordance with the Pension Plan. Notwithstanding any other provisions, a management employee of any company participating in the Pension
Plan whose pension under the Pension Plan is in excess of the limits of Sections
401(a)(17) and 415 of the Internal Revenue


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Code and for whom such excess is to be paid in accordance with the provisions of the Pension Plan, shall be considered a participant in this Plan for purposes of this Section 6.10.3.

                  6.10.4 For the purposes of this Section 6.10, a "Change in Control" means the occurrence of any one of the following events:

                           (i) a majority of the Board of Directors as of any
date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term "Incumbent Director" means any individual who is a director of the Company as of such date and either (a) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date or (b) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall ever be deemed to be an Incumbent Director;

                           (ii) any "person" (as such term is defined in Section
3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting
Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (a) the acquisition of any Company Voting Securities by the Company or any of its subsidiaries, (b) the acquisition of any Company Voting
Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (c) the acquisition of any Company Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities or (d) a Non-Qualifying Transaction
(as defined in paragraph (iii));

                           (iii) the consummation of a merger, consolidation,
statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's shareholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale
(or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (a) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving
Entity"), or (y) if applicable, the ultimate parent entity


                                      -8-

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that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving
Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting
Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (b) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors (or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (c) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time the approval by the Board of Directors of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent
Directors (any Reorganization or Sale which satisfies all of the criteria specified in (a), (b), and (c) of this paragraph (iii) being deemed to be a "Non-Qualifying Transaction"); or

                           (iv) the shareholders of the Company approve a plan
of complete liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company
Voting Securities by the Company which reduces the number of Company Voting
Securities outstanding; PROVIDED THAT, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

                  6.10.5 In the event of a Change in Control, the provisions of
Section 6.10 may not be deleted or amended on or subsequent to the Change in Control in any manner whatsoever which would be adverse to one or more Senior
Managers without the consent of each such Senior Manager who would be so affected; provided, however, the Board of Directors may make minor or administrative changes to this Section 6.10 or changes to conform to applicable legal requirements. This Section 6.10.5 shall not limit the Board of Directors from making any amendment to or deleting all or any portion of Section 6.10 prior to a Change in Control.

7.       Plan Modification.

         The Board of Directors retains the right to amend or terminate the Plan in whole or in part at any time, for any reason, with or without notice. Subject to the provisions of Section 6.10, said amendment or termination may result, at the discretion of the Board of Directors, in the cancellation of any entitlements or future entitlements to active Senior Managers; provided, however, that the


                                      -9-

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amendment, termination or partial termination of the Plan shall not reduce the accrued benefit of any Vested Senior Manager, retired Senior Manager or his beneficiary. For purposes of the Plan, a "Vested Senior Manager" means a Class 1 Senior Manager who has attained age 60 or who is Chairman, President or Chief Executive Officer of the Company.

         IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Broadwing
Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document this 9th day of August, 2000, to be effective as of July 24, 2000.


                                       BROADWING INC.

                                       By:
                                           -------------------------------------
                                           Richard G. Ellenberger
                                           President and Chief Executive Officer


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